SECURITY EQUITY FUND
FILE NO. 811-1136
CIK NO. 0000088525

A SPECIAL  MEETING OF THE FUND'S  SHAREHOLDERS  WAS HELD ON APRIL 17, 2002,  AND
WITH  RESPECT TO PROPOSAL  NUMBER 2, WAS  ADJOURNED  UNTIL APRIL 30,  2002.  THE
RESULTS OF VOTES  TAKEN  AMONG  SHAREHOLDERS  ON THE  PROPOSAL  BEFORE  THEM ARE
REPORTED BELOW. EACH VOTE REPORTED  REPRESENTS A SINGLE SHARE HELD ON THE RECORD
DATE FOR THE MEETING.

PROPOSAL #1: To approve an amendment of the  Investment  Management and Services
Agreement with Security Management Company, LLC and Security Equity Fund, Equity
Series and Global Series.

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                                                 VOTES                  TOTAL
                                       --------------------------      NUMBER
                                                        AGAINST/      OF SHARES
       FUNDS                              FOR         ABSTENTIONS       VOTED
--------------------------------------------------------------------------------
Security Equity Fund
--------------------------------------------------------------------------------
   Equity Series                       47,887,230     10,352,149      58,239,379
--------------------------------------------------------------------------------
   Global Series                        3,279,451        504,625       3,784,076
--------------------------------------------------------------------------------

PROPOSAL #2: To approve the Class A Distribution  Plan for Security Equity Fund,
Equity Series, Global Series, Mid Cap Value Series, and Social Awareness Series.

--------------------------------------------------------------------------------
                                                 VOTES                  TOTAL
                                       --------------------------      NUMBER
                                                        AGAINST/      OF SHARES
       FUNDS                              FOR         ABSTENTIONS       VOTED
--------------------------------------------------------------------------------
Security Equity Fund
--------------------------------------------------------------------------------
   Equity Series                       47,887,230     10,352,149      58,239,379
--------------------------------------------------------------------------------
   Global Series                        3,279,451        504,625       3,784,076
--------------------------------------------------------------------------------

PROPOSAL #3: To approve a proposal to change  Security  Equity  Fund,  Select 25
Series from a diversified to a non-diversified fund.

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                                                   VOTES                 TOTAL
                                         -------------------------      NUMBER
                                                         AGAINST/      OF SHARES
                FUNDS                       FOR        ABSTENTIONS       VOTED
--------------------------------------------------------------------------------
Security Equity Fund, Select 25 Series   1,853,470       257,833       2,111,303
--------------------------------------------------------------------------------

A SPECIAL  MEETING OF THE FUND'S  SHAREHOLDERS  WAS HELD ON AUGUST 26, 2002. THE
RESULTS OF VOTES  TAKEN  AMONG  SHAREHOLDERS  ON THE  PROPOSAL  BEFORE  THEM ARE
REPORTED BELOW. EACH VOTE REPORTED  REPRESENTS A SINGLE SHARE HELD ON THE RECORD
DATE FOR THE MEETING.

PROPOSAL: To approve the Plan of Reorganization providing for the acquisition of all of the assets and liabilities of Security  Equity Fund,  Total Return Series by Security  Equity  Fund,  Equity  Series  solely in exchange for shares of the
Equity Fund, followed by the Complete liquidation of the Total Return Fund.

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                                                    VOTES                TOTAL
                                           -----------------------      NUMBER
                                                         AGAINST/      OF SHARES
       FUNDS                                 FOR       ABSTENTIONS       VOTED
--------------------------------------------------------------------------------
Security Equity Fund                       206,572        2,800         209,372
--------------------------------------------------------------------------------